EXHIBIT 1.1
                             UNDERWRITING AGREEMENT


                                                                  March 26, 2002


SYSCO Corporation
1390 Enclave Parkway
Houston, Texas 77077-2099

Ladies and Gentlemen:

     Goldman, Sachs & Co. (herein called the "Manager") and Utendahl Capital Partners, L.P. (together with the Manager, the "Underwriters") understand that SYSCO Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of 4.75% Senior Notes due July 30, 2005 (the "Offered Securities"). (The Offered Securities may also be referred to herein as the "Debt Securities.") The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of June 15, 1995 (the "Indenture") between the Company and Wachovia Bank, National Association (formerly, First Union National Bank of North Carolina), as trustee (the "Trustee"), and a Sixth Supplemental Indenture to be dated as of April 5, 2002 between the Company and the Trustee.

     Subject to the terms and conditions set forth or incorporated by reference in this Underwriting Agreement (this "Agreement" or the "Underwriting Agreement"), the Company hereby agrees to sell and each of the Underwriters agrees to purchase, severally and not jointly, the principal amount of Offered Securities set forth below opposite its name, in each case at a purchase price of 99.518% of the principal amount thereof.

                                                            Principal Amount of
                      Name                                  Offered Securities
                      ----                                  -------------------
     Goldman, Sachs & Co........................                 $170,000,000
     Utendahl Capital Partners, L.P.............                   30,000,000
                                                                -------------
           Total................................                 $200,000,000
                                                                 ============


     The Underwriters expect to initially offer the Offered Securities to the public at a price of 99.768% of the principal amount thereof. A global note representing the Offered Securities will be delivered to the offices of The Depository Trust Company, 55 Water Street, New York, New York 10041 or credited to its account or the account of its nominee pursuant to its full-FAST closing program, in either case, no later than 5:00 p.m. (Eastern time) on April 5, 2002, or at such other time as shall be designated by the Manager. The Underwriters will pay for the Offered Securities no later than 5:00 p.m. (Eastern Time) on April 5, 2002 upon the satisfactory completion of the conditions to closing contained in Section 5 of the Standard Provisions (as defined below). The time and date of such payment is hereinafter referred to as the Closing Date.

     The Offered Securities shall have the terms set forth in the Prospectus dated June 3, 1998, and the Prospectus Supplement dated March 26, 2002 including the following:

     Terms of Offered Securities:

Maturity       Date: July 30, 2005.

Interest:      4.75% per annum,  from April 5, 2002,  payable  semi-annually  on
               January 30 and July 30, commencing January 30, 2003, to holders of record on the preceding January 15 and July 15, as the case may be.

Redemption     The  Offered  Securities  will  be  redeemable  in  whole  or  in
Provisions:    part at any time and from  time to  time,  at the  option  of the
               Company, at a redemption price equal to the greater of the following amounts, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption: (1) 100% of the principal amount of the Offered
               Securities to be redeemed; or (2) the sum of the present values of the remaining scheduled payments of the principal of and interest on the Offered Securities to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Schedule I attached hereto) plus 15 basis points.

Sinking Fund:  None.

Form and       The  Offered  Securities  will  be  represented  by a global note
Denomination:  registered  in the name of the  nominee of the  Depository  Trust
               Company, which will act as the Depository. The Offered Securities will be offered in denominations of multiples of $1,000.

     The respective addresses of the Underwriters, for purposes of notices under this Agreement, are as follows:

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

                  Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York 10004

                  Utendahl Capital Partners, L.P.
                  30 Broad Street, 42nd Floor
                  New York, New York 10004

     All provisions contained in the document entitled SYSCO Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated March 26, 2002 (the "Standard Provisions"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in the Standard Provisions is also defined in this Agreement, the definition set forth in this Agreement shall control, (ii) all references in the Standard Provisions to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in the Standard Provisions to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.


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


     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                     Very truly yours,

                                     GOLDMAN, SACHS & CO.
                                     UTENDAHL CAPITAL PARTNERS, L.P.


                                     By:  /s/ Goldman, Sachs & Co.
                                        --------------------------------------
                                          (Goldman, Sachs & Co.)
                                          On behalf of each of the Underwriters


Accepted as of the date first written above:

SYSCO CORPORATION


By: /s/ John K. Stubblefield, Jr.
   --------------------------------------------------
     John K. Stubblefield, Jr.
     Executive Vice President, Finance and
     Administration


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


                                                                      SCHEDULE I


     "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York or Houston, Texas and on which commercial banks are open for business in New York, New York and Houston, Texas.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Offered Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Offered Securities.

     "Comparable Treasury Price" means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for that redemption date.

     "Quotation Agent" means Goldman, Sachs & Co. or its successor.

     "Reference Treasury Dealer" means each of (1) Goldman, Sachs & Co. or its successor and (2) one other firm that is a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the maturity date of the Offered Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or (2) if such release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

                                SYSCO CORPORATION

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS
                                (DEBT SECURITIES)


                                 March 26, 2002


     From time to time, SYSCO Corporation, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the underwriter or several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Debt Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term Prospectus Supplement includes any abbreviated term sheet, confirmation or any other documents required to be filed in accordance with Rule 434 of the Securities Act which supplements or amends the Basic Prospectus as hereinafter defined. The term "Registration Statement" means the registration statement, including the exhibits thereto and all the documents incorporated by reference therein, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement in the form included therein or, if different, in the form first filed pursuant to Rule 424(b) under the Securities Act in respect of the Offered Securities. The term "Prospectus" means, except where specifically provided otherwise herein, the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means the Basic Prospectus together with any preliminary prospectus supplement specifically relating to the Offered Securities. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of this Agreement by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The term "Contract Securities" means the Offered Securities, if any, to be purchased pursuant to delayed delivery contracts in substantially the form of
Schedule I hereto, with such changes therein as the Company may approve (the "Delayed Delivery Contracts"). The term "Underwriters' Securities" means the Offered Securities other than Contract Securities.

     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder, (iii) the Registration Statement did not or does not contain, as of its effective date, as of the date of filing of any subsequent Annual Report on Form 10-K of the Company or as of the date of this Agreement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties in this Section 1(b) do not apply to
(A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of each of the Trustees. No forward-looking statement (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (c) The Company and each subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its subsidiaries has the corporate power and authority, and has obtained all necessary authorizations, approvals, orders, licenses, franchises, certificates and permits of and from all governmental regulatory officials and bodies ("Permits"), to own, lease and operate its property and to conduct its business as described in the Registration Statement and Prospectus, except where the failure to have obtained such Permits would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement or the Offered Securities (a "Material Adverse Effect"). Each of the Company and its subsidiaries has fulfilled and performed all its current material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permit, except for such failures to perform or such revocations, terminations or impairments as would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and all such shares of capital stock or other equity interests are owned directly or indirectly by the Company (except, in the case of any foreign subsidiary, for directors' qualifying shares), free and clear of any mortgage, pledge, lien, charge, encumbrance, security interest, claim or equity. The Company and each of its subsidiaries own, or possess adequate rights to use, all trademarks, service marks and other rights necessary for the conduct of their respective businesses as presently conducted and described in the Registration Statement and the Prospectus, and neither the Company nor any of its subsidiaries has received any notices of conflict with the asserted rights of others in any such respect that would, individually or in the aggregate, materially adversely affect the business of the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries knows of any basis therefor. The property and business of the Company and its subsidiaries, taken as a whole, conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

     (d) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

     (e) The Company has full right, power and authority to execute and deliver each of the Senior Debt Indenture dated June 15, 1995 (together with any amendment or supplement thereto, the "Senior Debt Indenture") and the Subordinated Debt Indenture (together with any amendment or supplement thereto, the "Subordinated Debt Indenture") and to perform its obligations thereunder. Each of the Senior Debt Indenture and the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

     (f) The Company has full right, power and authority to execute and deliver the Delayed Delivery Contracts, if any, and to perform its obligations thereunder. The Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms except as that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

     (g) The Company has full right, power and authority to execute and deliver the Offered Securities and to perform its obligations thereunder. The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the relevant Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, in the case of the Underwriters' Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, in the case of the Contract Securities, will be entitled to the benefits of the relevant Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their terms except as that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity; and the Offered Securities and the Senior Debt Indenture or Subordinated Debt Indenture, as applicable, conform to the descriptions thereof contained in the Prospectus.

     (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Delayed Delivery Contracts, the Senior Debt Indenture, the Subordinated Debt Indenture and the Offered Securities (each to the extent applicable) (i) will not contravene (A) any provision of applicable law, (B) the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (C) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, (ii) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject which would, individually or in the aggregate, have a Material Adverse Effect, and (iii) does not require any consent, approval, authorization or order of, or registration or qualification with, any governmental body or agency for the performance by the Company of its obligations under this Agreement, the Delayed Delivery Contracts, the Senior Debt Indenture, the Subordinated Debt Indenture or the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offering and sale of the Offered Securities.

     (i) Except in each case as disclosed in the Registration Statement and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus: (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and
(iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

     (j) There are no legal, governmental or regulatory investigations, actions, suits or governmental proceedings pending to which the Company or any subsidiary of the Company is a party or to which any of the properties of the Company or any subsidiary of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described and, to the best of the Company's knowledge, no such investigations, actions, suits or proceedings are threatened. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement or a document incorporated or deemed incorporated by reference therein that are not described, filed or incorporated as required.

     (k) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

     (l) The consolidated financial statements included in the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated in the notes thereto; and the financial statement schedules incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein. Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

     (m) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational documents, or (ii) in violation of any law, statute, ordinance, administrative or governmental order, rule or regulation applicable to the Company or any of its subsidiaries or of any judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default (and no event has occurred that with notice or lapse of time, or both, would constitute a default) in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or any of their respective properties may be bound, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

     (n) The Company has not  distributed  and,  prior to the latest to occur of
(i) the Closing Date and (ii) the completion of the Company's distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus or other materials permitted by the Securities Act. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

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

     (o) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

     (p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities in the securities registered pursuant to the Registration Statement. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Offered Securities.

     (q) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, except for any such disturbances or disputes as would not, individually or in the aggregate, have a Material Adverse Effect.

     (r) Each of the Company and its subsidiaries has filed all federal, state, local and foreign tax returns that are required to be filed through the date hereof or has obtained extensions thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due or is contesting such taxes in good faith by appropriate proceedings.

     (s) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any of its subsidiaries has incurred or expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (t) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of solid wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of any of them, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by any of them in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial actions under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any such violations or remedial actions as would not, individually or in the aggregate, have a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any such property or into the environment surrounding any such property of any solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which any of them has knowledge, except for any such spills, discharges, leakages, emissions, injections, escapes, dumpings or releases as would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Section 1(t), the terms "solid wastes," "hazardous wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to human health and safety, pollution or environmental protection.

     (u) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has
(i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

     2. Delayed Delivery Contracts. If the Prospectus provides for sales of Offered Securities pursuant to Delayed Delivery Contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities pursuant to Delayed Delivery Contracts on the terms and subject to the conditions set forth in the Prospectus. Delayed Delivery Contracts may be entered into only with institutional investors approved by the Company of the types set forth in the Prospectus. On the Closing Date, the Company will pay to the Manager as compensation for the accounts of the Underwriters the commission set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contracts.

     The Manager shall submit to the Company, at least two business days prior to the Closing Date, the names of any institutional investors with which it is proposed that the Company enter into Delayed Delivery Contracts and the principal amount of Offered Securities to be purchased by each of them, and the Company will advise the Manager, at least one business day prior to the Closing Date, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Offered Securities to be covered by each such Delayed Delivery Contract.

     If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the aggregate amount of Offered Securities to be purchased by the several Underwriters shall be reduced by the aggregate amount of Contract Securities; such reduction shall be applied to the commitment of each Underwriter pro rata in proportion to the amount of Offered Securities set forth opposite such Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be applied in other proportions and so advises the Company; provided, however, that the total amount of Offered Securities to be purchased by all Underwriters shall be the aggregate amount set forth above, less the aggregate amount of Contract Securities.

     3. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

     4. Purchase and Delivery. Except as otherwise provided in this Section 4 or in the Underwriting Agreement, payment for the Underwriters' Securities shall be made by wire transfer or by certified or official bank check or checks payable to the order of the Company in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities, registered in such names and in such denominations as the Manager shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Underwriters' Securities to the Underwriters duly paid. The obligations of the Underwriters to purchase the Underwriters' Securities are several and not joint.

     Delivery on the Closing Date of any Underwriters' Securities that are Debt Securities in bearer form shall be effected by delivery of a single temporary global Debt Security without coupons (the "Global Debt Security") evidencing the Underwriters' Securities that are Debt Securities in bearer form to a common depositary for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and for Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the respective accounts at Euroclear or CEDEL of each Underwriter or to such other accounts as such Underwriter may direct. Any Global Debt Security shall be delivered to the common depositary for the account of the several Underwriters not later than the Closing Date, against payment of funds to the Company in the net amount due to the Company for such Global Debt Security by the method and in the form set forth in the Underwriting Agreement. The Company shall cause definitive Debt Securities in bearer form to be prepared and delivered in exchange for such Global Debt Security in such manner and at such time as may be provided in or pursuant to the relevant Indenture; provided, however, that the Global Debt Security shall be exchangeable for definitive Debt Securities in bearer form only on or after the date specified for such purpose in the Prospectus.

     5. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

     (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the closing of the issuance and sale of the Offered Securities on the Closing Date (the "Closing"),

          (i) there shall not have occurred any downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of

     Rule 436(g)(2) under the Securities Act, nor any public announcement that any such organization has under surveillance or review its rating of any of the Company's securities with implications of a possible downgrading in such rating;

          (ii) there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business, operations or business prospects, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (which for purposes of this Section 5(a)(ii) is comprised of the Basic Prospectus, as amended and supplemented as of the date of this Agreement), that, in the judgment of the Manager, is material and adverse; and

          (iii) there shall not have been issued any stop order suspending the effectiveness of the Registration Statement or of any part thereof and no proceedings for that purpose shall have been instituted or pending or, to the knowledge of the Company, shall be contemplated by the Commission.

     (b) The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date; provided, that for purposes of such certificate, the term "Prospectus" in the representation and warranty contained in Section 1(b)(i) hereof shall mean the Basic Prospectus, as amended and supplemented as of the date of this Agreement, and
(ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

     (c) The Manager shall have received on the Closing Date an opinion of Arnall Golden Gregory LLP, special counsel for the Company, dated the Closing Date, in substantially the form attached hereto as Annex B, which opinion must be in form and substance satisfactory to the Manager. If the Offered Securities include Delayed Delivery Contracts, such opinion shall also address due authorization, execution and deliver of, the enforceability of, and the absence of conflicts in connection with the execution, delivery and performance of, the Delayed Delivery Contracts.

     (d) The Manager shall have received on the Closing Date an opinion of Baker Botts L.L.P., special counsel for the Underwriters, dated the Closing Date, with respect to the incorporation of the Company, the Registration Statement, the Prospectus and other related matters as the Manager may reasonably request, and such counsel shall have received such papers and information as they may request to enable them to pass upon such matters.

     (e) The Manager shall have received, on the day that pricing of the Offered Securities is determined, a letter, dated such date, in form and substance satisfactory to the Manager, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

     (f) The Company shall have used its best efforts to cause the Company's independent public accountants to deliver to the Manager on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "bring down comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus. If the Company's independent public accountants shall have failed to deliver that letter on the Closing Date, then the Manager shall have received, on the Closing Date, a certificate, dated as of the Closing Date and in form and substance satisfactory to the Manager, of the principal financial officer and the principal accounting officer of the Company, in which such officers shall confirm the substance of the letter delivered pursuant to
Section 5(e) and update the information set forth in that letter through the Closing Date.

     (g) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period described therefor by the rules and regulations under the Securities Act.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

     (a) To furnish the Manager and counsel for the Underwriters, without charge, a signed copy of the Registration Statement and three conformed copies (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (e) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

     (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement, to afford the Manager a reasonable opportunity to comment thereon and not to file any such proposed amendment or supplement to which the Manager reasonably objects. The Company shall give notice to the Manager of the filing of any such amendment or supplement.

     (c) To advise the Manager promptly of the institution by the Commission of any stop order proceedings with respect to the Registration Statement or of any part thereof and to use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (d) During the period of five years hereafter, to furnish to the Manager and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Manager (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and
(ii) from time to time, such other information concerning the Company as any Underwriter may reasonably request.

     (e) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, to file with the Commission and to furnish to the Underwriters, and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. Neither the Manager's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

     (f) To endeavor to qualify the Offered Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request.

     (g) To make generally available to its security holders and to the Manager as soon as practicable an earnings statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of the Underwriting Agreement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If the date of the Underwriting Agreement is within the last fiscal quarter of the Company's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

     (h) During the period beginning on the date of the Underwriting Agreement and continuing to and including the date 14 days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company similar to the Offered Securities (other than (i) the Offered Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Manager.

     (i) To apply the net proceeds from the sale of the Securities as set forth in the Prospectus.

     (j) To not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of its capital stock or debt securities to facilitate the sale or resale of the Offered Securities.

     (k) Whether or not any sale of Offered Securities is consummated, to pay all expenses incident to the performance of its obligations under the
Underwriting Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Offered Securities,

(iii) the reasonable fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Offered Securities under securities or Blue Sky laws in accordance with the provisions of Section 6(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any Blue Sky Memoranda, (vii) any fees charged by rating agencies for the rating of the Offered Securities and (viii) the fees and expenses, if any, in connection with the listing of the Offered Securities on any securities exchange.

     7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with investigating, preparing for or defending against any such action or claim, which shall be reimbursed as incurred) caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of such Underwriter expressly for use therein; provided, however, that the foregoing indemnity with respect to the preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto (exclusive of material incorporated by reference)), was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless the Company shall not have provided copies of such Prospectus (as so amended or supplemented) in compliance with Section 6(a).

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished in writing to the Company by or on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement bear to the aggregate pubic offering price of the Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

     8. Termination. The Underwriting Agreement shall be subject to termination, by notice given by the Manager to the Company, if after the execution and delivery of the Underwriting Agreement and prior to the Closing (a) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (b) trading of any securities of the Company shall have been suspended on any exchange or market on which any such securities are traded, (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Manager is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus.

     9. Defaulting Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters' Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Underwriters' Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters' Securities to be purchased on such date, the other Underwriters shall be obligated, severally in the proportions that the amount of Underwriters' Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Underwriters' Securities set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Underwriters' Securities that any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Underwriters' Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Securities and the aggregate amount of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwriters' Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Underwriters' Securities are not made within 36 hours after such default, the Underwriting Agreement shall terminate without liability on the part of any nondefaulting Underwriter or the Company. In any such case, either the Manager or the Company shall have the right to postpone the Closing Date but in no event for long than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Underwriting Agreement.

     If the Underwriting Agreement shall be terminated by the Underwriters, or any of them, pursuant to Section 8(b) or if the purchase of the Underwriters' Securities by the Underwriters is not consummated because of any failure or refusal on the part of the Company to comply with the terms or because any of the conditions of the Underwriting Agreement are not fulfilled, or if for any reason the Company shall be unable to perform its obligations under the Underwriting Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated the Underwriting Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Underwriting Agreement or the offering of the Offered Securities.

     10. Representations and Indemnities to Survive. The respective indemnity and contribution agreements and the representations, warranties and other statements of the Company and the Underwriters set forth in the Underwriting Agreement will remain in full force and effect, regardless of any termination of the Underwriting Agreement, any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 and delivery of and payment for the Offered Securities.

     11. Successors. The Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     12. Counterparts. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. The Underwriting Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.

     14. Headings. The headings of the sections of the Underwriting Agreement have been inserted for convenience of reference only and shall not be deemed a part of the Underwriting Agreement.

     15. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Manager at the address set forth in any related underwriting agreement or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at SYSCO Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099, Attention:
General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

                                                                      Schedule I

                            DELAYED DELIVERY CONTRACT



                                                               __________, 200__

Ladies and Gentlemen:

     The undersigned hereby agrees to purchase from SYSCO Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned the Company's securities described in Schedule A annexed hereto (the "Securities"), offered by the Company's Prospectus dated June 3, 1998 and Prospectus Supplement dated __________, 20___, receipt of copies of which are hereby acknowledged, at a purchase price stated in Schedule A and on the further terms and conditions set forth in the Underwriting Agreement.

     The undersigned will purchase from the Company Securities in the amounts and on the delivery dates set forth in Schedule A. Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

     Payment for the Securities, which the undersigned has agreed to purchase on each Delivery Date, shall be made to the Company or its order by wire transfer or by certified or official bank check or checks in immediately available funds
at           the            office           of            ____________________,
_________________________________________________,  at  _____  A.M.  (__________
time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or facsimile communication addressed to the Company not less than five full business days prior to such Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for the Securities on each Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. The undersigned represents that its purchase of Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for the Company referred to in Sections 5(c) and (d) of the Underwriting Agreement and delivered to the Underwriters in connection therewith.

     Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under the Underwriting Agreement.

     This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the acceptance of this Agreement and any similar Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Agreement is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding agreement, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.

                                   Yours very truly,

                                   (Purchaser)


                                   By:
                                      ------------------------------------------
                                        Name:
                                        Title:

                                   (Address)

ACCEPTED:

SYSCO CORPORATION


By:
   ---------------------------------
         Name:
         Title:

                PURCHASER --- PLEASE COMPLETE AT TIME OF SIGNING

     The name, telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please Print)

                                       Telephone No.
         Name                      (Including Area Code)      Department

         --------------------      ---------------------      ----------

                                                                      SCHEDULE A



                   Principal Amounts
Securities          to be Purchased           Purchase Price        Delivery

                                                                         ANNEX B

              [Form of Opinion of Outside Counsel for the Company]

                                                               ___________, 2002


[Name]
[Address]
[City, State, Zip Code]

Ladies and Gentlemen:

     We are furnishing this opinion letter to you at the request of SYSCO Corporation, a Delaware corporation (the "Company"), under Section 5(c) of the Underwriting Agreement dated ________, 2002 (together with the SYSCO Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated March 26, 2002 incorporated by reference therein, the "Underwriting Agreement") by and between the Company and ______________ (the "Underwriters"), relating to the issuance and sale by the Company to the Underwriters of $___,000,000 aggregate principal amount of ___% _________ due _____________ (the "Offered Securities"). The Company will issue the Offered Securities under an Indenture dated as of June 15, 1995 between it and Wachovia Bank, National Association (formerly First Union National Bank of North Carolina), as trustee (the "Trustee"), as amended and supplemented by five supplemental indentures (such indenture as so amended and supplemented being herein referred to as the "Original Indenture") and as further amended and supplemented by the ______ Supplemental Indenture dated as of ________, 2002 relating to the Offered Securities (the "Supplemental Indenture"). The Original Indenture and the Supplemental Indenture are collectively referred to herein as the "Indenture."

     Unless otherwise defined herein, the definitions of capitalized terms used herein shall be the same as those in the Underwriting Agreement.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-52897) relating to the registration under the Securities Act of 1933 (the "Securities Act"), and the offering thereof from time to time in accordance therewith, of debt securities of the Company, including the Offered Securities. That registration statement, including the exhibits thereto, as amended at the time it became effective, including all documents incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the Company's prospectus dated June 3, 1998, together with the Company's prospectus supplement dated March ___, 2002, each as filed with the Commission in accordance with Rule 424(b) under the Securities Act, including all documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus."

     We have examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and amended and restated bylaws, each as amended to date, of the Company (the "Charter Documents"), the Registration Statement, the Prospectus, the Underwriting Agreement, the Indenture, the Offered Securities, corporate records of the Company, including minute books of the Company it has furnished to us, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions we hereinafter express. In giving these opinions, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic. In giving the opinions set forth in paragraphs 4 and 11 below, we have relied on oral advice of the staff of the Commission that the Commission has declared the Registration Statement effective under the Securities Act.

     In giving this opinion, we have also relied on the following assumptions:

     I. Each of the individuals executing the Documents has requisite legal capacity and all the signatures on the Documents are genuine.

     II. The execution and delivery of each and all of the Documents are free from any form of fraud, misrepresentation, mistake of fact, duress, or criminal activity, none of which has occurred insofar as we are aware.

     III. The Indenture has been duly authorized, executed and delivered by the Trustee to the extent required and constitutes the legal, valid and binding obligation of the Trustee enforceable against it in accordance with its terms, and the Trustee has all requisite corporate power and authority to perform its obligations under the Indenture, and to enforce the Indenture.

     IV. The Trustee has all requisite governmental certifications of authority, licenses, permits, consents, qualifications and documents, if any, to perform its obligations under the Indenture, and to enforce the Indenture.

     We have made no investigation of the facts or law underlying the foregoing assumptions, and you have not requested us to do so, but we wish to advise you that nothing has come to our attention which would provide us with actual knowledge that we are not justified in making such assumptions.

     On the basis of the foregoing and subject to the assumptions, limitations and qualifications we set forth herein, we are of the following opinions:

     1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Offered Securities (a "Material Adverse Effect").

     2.  The   authorized   capital   stock  of  the  Company  is  comprised  of
1,000,000,000  shares  of common  stock,  par  value  $1.00  per share  ("Common
Stock"), and 1,500,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"). No shares of Preferred Stock have been issued. All the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable.

     3. The Company has the corporate power and authority to execute and deliver the Indenture, and the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms. The Indenture conforms, as to legal matters, in all material respects to the description thereof contained in the Prospectus.

     4. The Indenture has been duly qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     5. The Company has the corporate power and authority to execute and deliver the Offered Securities, and the Company has duly authorized the issuance and sale of the Offered Securities. When executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the Underwriting Agreement, the Offered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture. The Offered Securities conform, as to legal matters, in all material respects to the descriptions thereof contained in the Prospectus.

     6. The Company has the corporate power and authority to execute and deliver the Underwriting Agreement, and the Company has duly authorized, executed and delivered the Underwriting Agreement. The Underwriting Agreement conforms in all material respects to the description thereof contained in the Prospectus.

     7. The execution, delivery and performance by the Company of each of the Indenture and the Underwriting Agreement, the issuance of the Offered Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Underwriting Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (i) to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets are subject and (ii) that has been filed with the Commission as an exhibit to the Registration Statement or to any document that has been incorporated by reference into the Registration Statement or the Prospectus, (b) result in any violation of the provisions of the Charter Documents of the Company or (c) result in the violation of the laws of the State of New York or Georgia, the General Corporation Law of the State of Delaware or the federal laws of the United States.

     8. No consent, approval, authorization, order, registration or qualification of or with any United States federal or state court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Indenture and the Underwriting Agreement, the issuance of the Offered Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Underwriting Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter.

     9. The Registration Statement and the Prospectus and any amendments and supplements thereto made by the Company prior to the date hereof (other than (a) the financial statements (including the notes thereto and the auditor's reports thereon) included or incorporated by reference therein or omitted therefrom and
(b) the other accounting and financial information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), as of their respective effective or issue dates, comply as to form in all material respects to the requirements of the Securities Act and the Trust Indenture Act.

     10. The documents incorporated by reference in the Prospectus as amended or supplemented (other than (a) the financial statements (including the notes thereto and the auditor's reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting and financial information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), as of the respective dates on which they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as applicable, and the rules and regulations of the Commission thereunder.

     11. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or threatened by the Commission. Any filing of the Prospectus required by Rule 424(b) under the Securities Act has been timely made in accordance with that rule.

     12. We do not know of any: (a) pending or threatened legal or governmental proceedings involving the Company or any of its subsidiaries that are required to be disclosed in the Prospectus, or any amendment or supplement thereto, which are not disclosed in the Prospectus; or (b) statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

     13. The descriptions in the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; and the statements in (a) the Prospectus under the headings "Description of Notes," "Description of Debt Securities" and "Plan of
Distribution," (b) "Item 3 -- Legal Proceedings" of Part I of the Company's annual report on Form 10-K for the year ended June 30, 2001, which is incorporated by reference in the Prospectus, and (c) "Item 1 -- Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters described therein in all material respects.

     14. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus as amended or supplemented none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

     15. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the Prospectus as amended or supplemented will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

     16. To our knowledge, there are no contracts, agreements or understandings between the Company and any other person granting such person the right to require the Company to include the offering of any securities of the Company owned or to be owned by such person in the offering registered pursuant to the Registration Statement.

     17. To the best of our knowledge, all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and, to the best of our knowledge, are owned by the Company directly or indirectly through one or more subsidiaries (except, in the case of any foreign subsidiary, for directors' qualifying shares), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

     18. To the best of our knowledge, neither the Company nor any of its subsidiaries is (a) in violation of its charter, by-laws or similar organizational documents, (b) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets are subject or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (b) and (c) above, for any such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     19. To the best of our knowledge, the Company and its subsidiaries possess all licenses, franchises, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities ("Permits") that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect. To the best of our knowledge, except as described in the Prospectus, the Company and its subsidiaries have fulfilled and performed all their obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other impairment of


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the rights of the holder of any such  Permit,  except for any such  failures  to fulfill and perform or such revocations, terminations or impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

     We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent set forth in the last sentence of paragraph 13 above), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement (other than (a) the financial statements and schedules (including the notes thereto and the auditor's reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting and financial information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (a) the financial statements (including the notes thereto and the auditor's reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting and financial information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Our opinions expressed in Paragraphs 3. and 5. hereinabove are expressly subject to the following exceptions and qualifications in addition to other exceptions and qualifications set forth elsewhere herein:

     (a) The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors. This includes the effect of the Federal Bankruptcy Code in its entirety, including matters of contract rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation into a recourse obligation, and substantive consolidation. This also includes laws regarding fraudulent transfers, obligations, and conveyances, and state receivership laws.

     (b) The effect of general principles of equity, whether applied by a court of law or equity.

     (c) With respect to the Indenture, the possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance, or the like or failure or delay in taking actions may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind.

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     (d) The effect of course of dealing, course of performance, or the like, in modifying the terms of the Indenture or the respective rights or obligations of the parties thereunder.

     (e) To the extent that any right of indemnification and contribution provided under the Indenture may be treated as being unenforceable under general principles of law or equity.

     (f) To the extent that the validity, binding effect or enforceability of the Indenture or the Offered Securities or any provisions contained therein depends upon the application of governing state law in a jurisdiction or jurisdictions other than the jurisdiction whose law is the governing law, regardless of whether the same has been enacted in the jurisdiction(s) where the rights or remedies provided by governing state law are asserted, we do not opine that a court in any such other jurisdiction would apply governing state law to such terms or provisions.

     (g) A judgment rendered by a court of competent jurisdiction outside the state whose law is the governing law may not be enforceable in such state if such judgment is deemed to contravene the public policy of such state.

     In this letter, references to federal statutes include all amendments thereto and all rules and regulations of the Commission thereunder, in each case as in effect on the date hereof.

     In this letter, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the awareness of information by the lawyers of this Firm who have prepared or signed this letter or been actively involved in assisting and advising the Company in connection with the preparation of the Registration Statement, the Prospectus and the execution and delivery of the Underwriting Agreement, without any independent investigation by any lawyer of this Firm.

     Except as otherwise expressly stated above, we limit our opinions in this letter in all respects to matters of the laws of the States of New York and Georgia and the General Corporation Law of the State of Delaware.


                                      B-7
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     We are furnishing this letter to you solely for your use in connection with the transactions consummated on the date hereof under the Underwriting Agreement and may not be relied on by any other person or for any other purpose. This letter speaks as of the date hereof, and we disclaim any obligation to update it or advise you of any change in any matter set forth herein.


                                     Very truly yours,




                                     ARNALL GOLDEN GREGORY LLP








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